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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated August 9, 1996 with respect to the financial statements of Patlex Corporation included in DBT Online, Inc.'s filing on Form 8-K/A-1 dated November 4, 1996, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-3) of DBT Online, Inc. for the registration of 1,886,000 shares of its common stock.

                                          ERNST & YOUNG LLP
Chicago, Illinois

April 24, 1997